                                                                   EXHIBIT 10.13
                             STOCKHOLDERS AGREEMENT
                         DATED AS OF DECEMBER 21, 1998

                                      AMONG

                                BARRY L. BABCOCK,
                                 JERALD L. KENT,
                                 HOWARD L. WOOD,

                                       AND

                                  PAUL G. ALLEN




        THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of December 21, 1998, by and among Paul G. Allen ("ALLEN"); Barry L. Babcock, Jerald L. Kent ("KENT"), and Howard L. Wood (Messrs. Babcock, Kent and Wood, collectively, the "MANAGERS"); and Charter Communications, Inc., a Delaware corporation.

                                    RECITALS

        A. Concurrently with the execution of this Agreement, Allen has acquired shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") and it is anticipated he may acquire additional shares of Common Stock.

        B. The Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter).

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. DEFINITIONS. For purposes of this Agreement, the following terms are defined as provided:

1.1 "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that no Stockholder will be deemed an affiliate of any other Stockholder solely by reason of any investment in the Company.

1.2 "COMPANY" means Charter Communications Inc. ("CCI") and, after giving effect to a restructuring of CCI, Marcus Cable Properties, Inc., Vulcan Cable, Inc. and Vulcan Cable II, Inc., shall also mean the parent entities resulting from the restructuring and any Affiliate thereof from whom stock options or other equity interests have been granted to employees pursuant to Section 7 of Kent's Employment Agreement with Allen dated as of August 28,

1998.

1.3 "EMPLOYMENT AGREEMENT" means, with respect to a Manager, that Manager's Employment Agreement with Allen or the Company dated as of (i) August 28, 1998, in the case of Jerald Kent or (ii) approximately the date hereof, in the case of Barry Babcock and Howard Wood.

1.4 "FAMILY MEMBERS" means the Individual Family Members, a Spousal Trust, and any other Qualified Subchapter S Trust established for the primary benefit of one or more individual Family Members or other trust, the principal beneficiary of which is a Family Member or the Stockholder.

1.5 "INDIVIDUAL FAMILY MEMBERS" means a Stockholder's spouse, issue and ancestors.

1.6 "PERMITTED TRANSFER" means (a) a Transfer by a Stockholder to a Family Member, or (b) a Transfer upon the death of a Stockholder to such Stockholder's estate. Stock received by a Transferee in a Permitted Transfer may not be subsequently transferred except by another Permitted Transfer.

1.7 "PERMITTED TRANSFEREE" means any person to whom a Stockholder or the Company proposes to Transfer any interest in Shares or has made a Transfer of any interest in Shares in a Permitted Transfer.

1.8 "PERSON" means an individual, corporation, partnership, trust, unincorporated organization or a government, or any agency or political subdivision thereof.

1.9 "QUALIFIED SUBCHAPTER S TRUST" means any trust that is permitted to hold S Company stock under the Internal Revenue Code.

1.10 "S COMPANY" has the meaning given in Section 1361 of the Internal Revenue Code.

1.11 "SHARES" means shares of Common Stock held by or hereafter acquired by the Stockholders.

1.12 "SPOUSAL TRUST" means a Qualified Subchapter S Trust which meets all of the following requirements: (a) the trust is irrevocable; (b) the income beneficiary of the trust is a spouse of an Individual Family Member; (c) the trustees of the trust who control the Shares as trustees are Individual Family Members; and (d) upon the death of such spouse, the trust shall be distributed to or continue in trust primarily for one or more Individual Family Members.

1.13 "STOCKHOLDER" means each of the parties to this Agreement (other than the Company) and any other Person who becomes a party to or agrees to be bound by the terms of this Agreement after the date hereof.

1.14 "TRANSFER" means (as a noun) means any sale, transfer, assignment, pledge, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise, of any interest in Shares. In the case of a pledge, the Transfer will be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or upon a retention by the secured creditor of the pledged Shares in complete or partial satisfaction of the indebtedness for which the Shares are security.
"Transfer" (as a verb) has the correlative meaning.

1.15 "TRANSFEREE" means any person to whom a Stockholder or the Company proposes to Transfer any interest in Shares or has made a Transfer of any interest in Shares.

2.      RESTRICTIONS ON TRANSFER.

2.1 General Restrictions on Transfer. Each Manager agrees that such Manager will not Transfer any Shares now or hereafter at any time owned by such Manager to the extent prohibited by this Agreement. The Company will not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof will be null and void and of no effect.

2.2  Right of First Refusal.

        2.2.1 Except for Permitted Transfers, no Manager will Transfer all or any portion of his Shares in any manner whatsoever, unless he first gives written notice (the "Notice") of the proposed Transfer to Allen. The Notice will name the proposed Transferee, specify the type and number of Shares to be transferred, the price (as agreed and also, if different, stated in U.S. Dollars) to be paid for them, and the other material terms of the proposed Transfer. The Notice will also constitute an offer to sell the pertinent Shares to Allen on the terms described therein. To the extent that the consideration proposed to be paid by any transferee involves non-cash consideration, Allen may pay an equivalent value in cash should he choose to accept his right of first refusal.

        2.2.2 If, within 30 days following the giving of the Notice, Allen gives a written notice (the "ELECTION NOTICE") to the transferring Manager of his acceptance of the offer set forth in the Notice, the Manager shall sell all, but not less than all of such Shares to Allen.

        2.2.3 Upon expiration of the period for giving of the Election Notice (without notice having been given), then all, but not less than all, of the Shares included in the Notice may be transferred to the proposed Transferee at any time within 90 days following the expiration of that period, at a price and on terms no more favorable to the Transferee than those specified in the Notice. Any later proposed Transfer may be made (if otherwise permissible) only by again following the procedures specified in this Section 2.2.

        2.2.4 The closing of any purchase and sale made by Allen, upon exercise of his rights under this Section 2.2, will be held within 60 days following the giving of the Election Notice, at the then principal offices of the Company or such other place as is agreed upon by the parties to that closing. The purchase price in such a purchase and sale will be a cash amount equal to the price specified in the Notice, paid by certified check, bank draft or wire transfer payable to the order of the transferring Manager (or his Permitted Transferees), against the transferring Manager's delivery to Allen of certificates representing the Shares to be transferred, which will be free and clear of all liens and encumbrances and duly endorsed for transfer or accompanied by duly executed stock powers.

2.3 Agreement to be Bound. No Transfer of Shares will be effective (and the Company will not transfer on its books any Shares) unless (a) the certificates representing such Shares issued to the Transferee bear the legends required by
Section 8.4, and (b) the Transferee has executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company, confirming that Transferee (and the Transferee's spouse if such spouse will receive a community property interest in the Shares) agrees to be bound by the terms of this Agreement (including without limitation the provisions of Section 2.2 applicable to the Managers); provided, however, that the condition set forth in clause (a) of this Section 2.3 will not apply to any sale of Shares to the public pursuant to an effective registration statement under the Securities Act or, provided such sale is not to an Affiliate of the Selling Stockholder, pursuant to Rule 144 promulgated under the Act.

2.4 Involuntary Transfers. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder, other than the death of a Stockholder (an "INVOLUNTARY TRANSFER"), such Stockholder will promptly (but in no event later than 30 days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. In the event of any such Involuntary Transfer, the Company will have the right, exercisable at any time within 60 days of the date it receives notice of such Involuntary Transfer, to purchase such Shares for their fair market value as determined under Section 5.4.

3.      TAG ALONG RIGHTS.

3.1 Rights to Participate in Sale. In the event that a Stockholder (the "PROPOSED Transferor") accepts a bona fide offer pursuant to which Shares are being sold to any person or persons acting in concert (the "PROPOSED TRANSFEREE") in a transaction or series of transactions which will result in a transfer of 25% or more of the outstanding Common Stock (a "TAG ALONG SALE"), each of the other Stockholders (the "OTHER STOCKHOLDERS") shall have the right and option to participate (the "TAG ALONG RIGHT"), prior to any such sale by the Proposed Transferor, in such sale in the manner and to the extent provided in this Section 3. Upon the acceptance of a bona fide offer by the Proposed Transferor, the Proposed Transferor shall promptly give notice (the "TAG ALONG NOTICE") to each of the Other Stockholders of the Tag Along Right, and shall attach a copy of the bona fide offer. To exercise the Tag Along Right, each of the Other Stockholders shall deliver written notice to such effect to the Proposed Transferor and Proposed Transferee within 10 days next following receipt by the Other Stockholders, as the case may be, of notice of the Tag Along Right.

3.2 Shares Covered. If any Stockholder exercises his Tag Along Right under this
Section 3, he shall be entitled to cause to be included in such sale up to the number of Shares held by him multiplied by a fraction the numerator of which equals the total number of shares being sold in such sale and the denominator of which equals the total number of shares of Common Stock outstanding. The purchase price for each Share subject to Tag Along Sale, and all other terms of such sale (including representations, warranties and indemnity obligations on a pro rata basis), shall be the same as are applicable to the Proposed Transferor.

3.3 Delivery of Certificates. On the closing date of Tag-Along Sale each Stockholder who has exercised its Tag Along Right shall deliver a certificate or certificates for all of its Shares being transferred, duly endorsed for transfer with signatures guaranteed, to the Proposed Transferee in the manner and at the address indicated in the Tag-Along Notice in exchange for payment of the purchase price for such Shares.

3.4  Exempt Transfers.  The provisions of this Section 3 will not apply:

        3.4.1 to any sale or other disposition for value to any Permitted Transferee or other Affiliate of Allen; or

        3.4.2 to any sale of Shares by Allen (or an Affiliate) to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

4.      DRAG-ALONG SALES.

4.1 Right to Require Sale. In the event that Allen and/or his Affiliates accept a bona fide offer pursuant to which Shares are being sold to a Proposed Transferee and as a result of such sale (after giving effect to the inclusion of the other Stockholders' Shares as required under this Section 4) the Proposed Transferee would own fifty percent (50%) or more of the outstanding Common Stock (any such transaction, a "DRAG-ALONG SALE"), then each other Stockholder hereby agrees to sell to such Proposed Transferee, upon the demand of Allen, the same percentage of the total number of Shares held by such Stockholder on the date of the notice of the Drag-Along Sale as the number of Shares that Allen is proposing to sell in the Drag-Along Sale represent out of the total Shares owned by Allen on a fully diluted basis as of the date of the Drag-Along Notice at the same price and on the same terms and conditions (including representations, warranties and indemnity obligations on a pro rata basis) as Allen has agreed with such Third Party. Allen shall make such demand by written notice (the "Drag Along Notice) to the other Stockholders not less that 10 days prior to the closing of the Drag Along Sale.

4.2 Delivery of Certificates. On the closing date of the Drag-Along Sale specified in the Drag Along Notice, each other Stockholder will deliver a certificate or certificates for the Shares subject to the Drag Along Sale, duly endorsed for transfer with signatures guaranteed, to the Proposed Transferee in the manner and at the address indicated in the

Drag Along Notice in exchange for payment of the purchase price for such Shares.

5.      PUT AND CALL RIGHTS.

5.1 Death and Disability. Upon the death or disability (a "Sale Event") of any of Babcock, Kent or Wood, then Babcock, Kent or Wood, as applicable, or his personal representative (such personal representative also being hereinafter referred to as a "Stockholder"), shall be obligated to sell, and the Company shall be obligated to buy, all of the Shares owned at the time of the Sale Event by such Stockholder (and his related transferees, if any) at their fair market value as set forth in Section 5.4 hereof. If the Company shall be unable or fail for any reason (including, without limitation, by reason of legal or contractual restrictions) to purchase all of the shares of Babcock, Kent and Wood, as applicable, then Allen shall be obligated to purchase such shares which the Company is unable or fails to purchase.

5.2 Termination of Employment. Upon the termination of Kent as Chief Executive Officer of the Company for any reason whatsoever, including, but not limited to death, disability or termination of employment by the Company, each of Kent, Babcock or Wood shall have the right to sell to the Company, and the Company shall have the obligation to purchase from each of them exercising such right, all, but not less than all, of their respective Shares (and their related transferees, if any) at their fair market value as set forth in Section 5.4 hereof, provided that if Kent's employment shall have terminated due to his voluntary resignation without "Good Reason" or he shall have been terminated by the company for "Cause" (as such terms are defined in his Employment Agreement) or if he shall not agree to the continuation of his employment with the Employer under his Employment Agreement, then the Company (or, at his election, Allen) shall have the right to purchase, and each of Kent, Babcock or Wood shall have the obligation to sell to the Company, all, but not less than all, of their respective Shares (and their Permitted Transferees, if any) at fair market value as set forth in Section 5.4 hereof. Any party wishing to exercise its rights under this Section 5.2 shall do so by written notice to be delivered within 60 days following such termination, and such rights shall terminate upon expiration of such 60 day period in the absence of such a notice. If the Company shall be unable or fail for any reason (including, without limitation, by reason of legal or contractual restrictions) to purchase all of such shares where required to do so hereunder, then Allen shall be obligated to purchase such shares which the Company is unable or fails to purchase.

5.3 Merger or Consolidation of the Company. In the event that the Company merges or consolidates with or into another person or entity, the Managers will have the right to sell to Allen, and Allen will have the obligation to purchase from the Managers, all, but not less than all, of the Shares owned by them at their fair market value as set forth in Section 5.4; provided, however, that this
Section 5.3 shall not apply to (i) any merger or consolidation following which each of the Stockholders holds approximately the same proportionate interest in the surviving entity as they held in the Company prior to such merger or consolidation or (ii) a merger or consolidation with Marcus Cable Properties, Inc. or any of its Affiliates.

5.4 Appraisal. The put price or the call price, as the case may be, shall be the fair market value of the Stockholders' Shares on a fully diluted basis (treating any stock appreciation rights or equivalent rights as equity equivalents) as of the anticipated purchase date by the Company pursuant to Sections 5.1 or 5.2, or the date of the merger or consolidation of the Company pursuant to Section 5.3, as the case may be (determined with no discount for minority interests, lack of marketability, existence of rights of first refusal or other restrictions on transfer, blocking rights, or lack of voting rights, and shall be determined by two nationally recognized appraisal or investment banking firms with experience in appraising companies in the cable television industry (each, an "Appraisal Firm"), one selected by the Stockholder disposing of such shares, and one selected by the Company. The Stockholders and the Company shall promptly notify each other of their selections of Appraisal Firms within thirty (30) days of the Stockholders' exercise of their put right or the Company's exercise of its call right. The Appraisal Firms selected in accordance with the foregoing procedure shall submit their determination of the put price or the call price, as the case may be, to the Company and the Stockholders within (20) twenty days following the selection of the second of such Appraisal Firms. The two Appraisal Firms shall endeavor in good faith to reach agreement on the put price or the call price, as the case may be, within such 20-day period. If the two Appraisal Firms so selected are unable to agree upon a put price or a call price, as the case may be, within such 20-day period, they shall jointly select a third Appraisal Firm which shall determine the put price or the call price, as the case may be (which price shall be between the prices initially determined by the initial two Appraisal Firms), and which determination shall be final and binding. The costs of such appraisals shall be borne by the Company.

6.      REPRESENTATIONS AND WARRANTIES.

6.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:

        6.1.1 Organization. It is a corporation duly organized and validly existing under the laws of the State of Delaware;

        6.1.2 Authority. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

        6.1.3 Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and this Agreement thereby constitutes its binding obligation, enforceable against it in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally; and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

        6.1.4 No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

6.2 Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to each other and to the Company as follows:

        6.2.1 Capacity. He has full legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

        6.2.2 No Conflict. The execution, delivery and performance of this Agreement by him and the consummation by him of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which he is subject, (b) violate any order, judgment or decree applicable to him, or (c) conflict with, or result in a breach or default under, any term or condition of any material agreement or other material instrument to which he is a party or by which he or his property is bound, the effect of any of which could prevent such Stockholder from fulfilling his obligations hereunder.

7.      TERM. THIS AGREEMENT SHALL TERMINATE AS FOLLOWS:

7.1 Upon the agreement of the Company and each of the Stockholders; and

7.2 Upon the effectiveness of a Registration Statement on Form S-1 or its then equivalent under the Securities Act of 1933, as amended, covering the common stock of the Company.

8.      GENERAL.

8.1 Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement will apply to the full extent set forth herein with respect to
(a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the terms "Shares" and "Common Stock" will include all such other securities.

8.2 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person will, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties will raise the defense that there is an adequate remedy at law.

8.3 Notices. Any and all notices, demands, or other communications required or permitted hereunder will be in writing and will be made by hand delivery (deemed given upon receipt), next day air courier (deemed given on such next day), or telecopy (deemed given on confirmed transmission), with written confirmation by first class mail (deemed given at the time and date shown on the confirmation), addressed to a Stockholder and the Company at the address set forth for such Stockholder on the signature pages hereto. Any party may change its address for notice by notice given to each Stockholder and the Company in accordance with the foregoing. No objection may be made to the method of delivering of any notice actually and timely received.

8.4 Legend. In addition to any other legend which may be required by applicable law, each share certificate which is subject to this Agreement will have endorsed, to the extent appropriate, upon its face the following words:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES.

        IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") TO THE EXTENT SUCH TRANSFER WOULD CAUSE CHARTER COMMUNICATIONS, INC. TO LOSE ITS STATUS AS AN S CORPORATION (IF IT IS THEN AN S CORPORATION) AS DEFINED IN SECTION 1361 OF THE INTERNAL REVENUE CODE OR ANY REPLACEMENT PROVISION AND ANY PURPORTED TRANSFER TO THE CONTRARY SHALL BE VOID AB INITIO.

        IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 21, 1998 (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT.

        The Company will remove the legend, all or in part, to the extent no longer appropriate.

8.5 Transferees Bound. All Shares owned by a Transferee will for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. In the case of a hypothecation, the Transfer will be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged Shares in complete or partial satisfaction of the obligation for which the Shares is security. The foregoing will not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares to the public pursuant to an effective registration statement under the Securities Act or, except for sales to an Affiliate of the selling Stockholders, pursuant to Rule 144(k) promulgated under the Act.

8.6 Construction. Throughout this Agreement, as the context requires, (a) the singular tense and number includes the plural, and the plural tense and number includes the singular; (b) the past tense includes the present, and the present tense includes the past; and (c) references to parties mean the parties to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section.

8.7 Assignment. None of the parties may assign their rights under this Agreement without the prior written consent of the other parties. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

8.8 No Third-Party Benefits. None of the provisions of this Agreement are intended to benefit, or to be enforceable by, any third-party beneficiaries.

8.9 Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to Delaware's rules relating to conflict of laws.

8.10 Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by all of the parties. No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement will be effective unless in writing and signed by the party or parties waiving compliance, and will be effective only in the specific instance and for the specific purpose stated in that writing.

8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.12 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

8.13 Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant, or restriction.

8.14 Integration. This Agreement and any documents specifically referred to in it, or executed contemporaneously with it in connection with the same transaction or series of transactions, constitute the parties' entire agreement with respect to its subject matter and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to that subject matter.

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT


        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.


Charter Communications, Inc.

By: /s/
   ----------------------------------------
        Name:
        Title:

STOCKHOLDERS:

/s/
-------------------------------------------
Paul G. Allen (by William D. Savoy, Attorney-in-Fact)

Address for Notices:  c/o Vulcan Ventures
                      110 110th Street, N.E., Suite 550
                      Bellevue, Washington  98004


/s/
-------------------------------------------
Howard L. Wood

Address for Notices:  c/o Charter Communications, Inc.
                      12444 Powerscourt Drive, Suite 400
                      St. Louis, Missouri  63131


/s/
-------------------------------------------
Barry L. Babcock

Address for Notices:  c/o Charter Communications, Inc.
                      12444 Powerscourt Drive, Suite 400
                      St. Louis, Missouri  63131


/s/
-------------------------------------------
Jerald L. Kent

Address for Notices:  c/o Charter Communications, Inc.
                      12444 Powerscourt Drive, Suite 400
                      St. Louis, Missouri  63131